UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Transfer of Listing.

Adept Technology, Inc. (“Adept” or the “Company”) previously disclosed its receipt on May 21, 2013 of a notice from the NASDAQ Stock Market indicating that Adept’s stockholders’ equity reported for its most recently completed fiscal quarter did not meet the minimum requirement of $10,000,000 for continued listing as set forth in NASDAQ’s Listing Rule 5450(b)(1)(A). As reported in Adept’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2013, Adept’s stockholders’ equity was $9,258,000 as of March 31, 2013.

On July 2, 2013, following consideration of its alternatives in response to the notice delivered by Nasdaq, the Adept Board of Directors has approved the application by the Company for the transfer of the listing of Adept’s common stock to The Nasdaq Capital Market, the listing requirements of which are currently met by Adept. Adept intends to submit this application promptly, such that the Company anticipates its common stock to commencing trading on The Nasdaq Capital Market before the end of July, subject to the acceptance and processing by Nasdaq of the transfer listing application.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Separation

On July 2, 2013, the Adept Board of Directors approved the resignation by Michael Schradle, from service as Adept’s Senior Vice President of Finance and Chief Financial Officer, effective July 12, 2013.  The Company is currently reviewing candidates for service following Mr. Schradle’s separation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: July 5, 2013	By:	/s/Rob Cain
Rob Cain
President and Chief Executive Officer